EXHIBIT 24(2)(p)

                       CERTIFICATE OF INITIAL SHAREHOLDER

      Merrill Lynch Investment Managers LLC, the holder of units of limited liability company interests indicated below of Multi-Strategy Hedge Opportunities LLC, a Delaware limited liability company (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of tendering or reselling any portion thereof.

                                      Merrill Lynch Investment Managers LLC.
                                      By: Merrill Lynch Investment Manager, L.P.
                                              its Managing Member

                                      By: /s/ Donald C. Burke
                                          -----------------------------
                                          Name:  Donald C. Burke
                                          Title: Vice President
                                          Date:  September 30, 2004


                                                           Aggregate Purchase
Name of Shareholder   Name of Fund       Number of Shares  Amount
-------------------   ------------       ----------------  ------------------
Merrill Lynch         Multi-Strategy
Investment Managers   Hedge
LLC                   Opportunities LLC  100,000           $100,000